EXHIBIT 11

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                 STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                    (In thousands, except per share amounts)
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                                                   March 29,        March 31,
                                                      1996             1995
                                                  ------------     ------------
PRIMARY (a)
Earnings (loss)
  Income (loss) before extraordinary item             $25,589          ($8,914)
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                       9,535
                                                  ------------     ------------
  Net income (loss)                                    35,124           (8,914)
  Preferred dividend requirement                                        (3,019)
                                                  ------------     ------------
  Income (loss) applicable to common shares           $35,124         ($11,933)
                                                  ============     ============

Shares
  Weighted average common shares outstanding           53,314           52,493
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                            226
                                                  ------------     ------------
  Weighted average common shares
    and equivalents                                    53,540           52,493
                                                  ============     ============

Earnings (loss) per common share:
  Income (loss) before extraordinary item               $0.48           ($0.23)
  Extraordinary gain, net                                0.18
                                                  ------------     ------------
                                                        $0.66           ($0.23)
                                                  ============     ============



FULLY DILUTED
Earnings (loss)
  Income (loss) before extraordinary item             $25,589          ($8,914)
  Adjustment for interest and amortization
    of debt issue costs on 7% Convertible
    Debentures, net of estimated tax effects            2,604
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects            2,465            2,480
                                                  ------------     ------------
  Income (loss) before extraordinary item              30,658           (6,434)
  Extraordinary gain on sale of lease assets,
    net of income taxes of $8,200                       9,535
                                                  ------------     ------------
  Net income (loss), as adjusted                      $40,193          ($6,434)
                                                  ============     ============

Shares
  Weighted average common shares outstanding           53,314           52,493
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                            226              170
  Adjustment for shares issuable upon assumed
    conversion of 7% Convertible Debentures             7,284
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures             4,132            4,132
  Adjustment for shares issuable upon assumed
    conversion of $3.50 Convertible
    Exchangeable Preferred Stock                                         7,340
                                                  ------------     ------------
  Weighted average common shares
    and equivalents, as adjusted                       64,956           64,135
                                                  ============     ============

Earnings (loss) per common share:
  Income (loss) before extraordinary item               $0.47           ($0.10)
  Extraordinary gain, net                                0.15
                                                  ------------     ------------
                                                        $0.62 (a)       ($0.10)(b)
                                                  ============     ============

(a) These figures agree with the related amounts in the Consolidated Statement of Operations.
(b) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result.

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